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                                                                   EXHIBIT 23(a)





                        CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in Amendment No. 2 to this registration statement on Form S-4 (File No. 333-27341) of our report dated August 7, 1996 (except as to the effects of the reorganization discussed in Note 1 for which the date is February 10, 1997), on our audits of the consolidated financial statements of EV International, Inc. We also consent to the reference to our firm under the caption "Experts."


                                        Coopers & Lybrand L.L.P.



Rochester, New York
July 21, 1997